Exhibit 10.2

[***]     – Certain information in this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TENTH AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

                This Amendment, dated as of July 26, 2005, is made by and between Heska Corporation, a Delaware corporation (“Heska”), Diamond Animal Health, Inc., an Iowa corporation (“Diamond”) (each of Heska and Diamond may be referred to herein individually as a “Borrower” and collectively as the “Borrowers”), and Wells Fargo Business Credit, Inc., a Minnesota corporation (the “Lender”).

Recitals

                The Borrowers and the Lender are parties to a Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (as amended to date and as the same may be hereafter amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

               1.       Defined Terms.  Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

“Additional Capital” means any of the following received by a Borrower on or after June 30, 2005: (a) net cash proceeds from issuance of Heska common stock, including common stock issued under an employee stock purchase plan or as a result of the exercise of options or warrants, (b) net cash proceeds from issuance of Heska preferred stock, subject to approval by Wells Fargo with respect to payment terms of such preferred stock, (c) net cash proceeds from a Borrower’s issuance of debt instruments subject to a subordination agreement acceptable to Wells Fargo in its sole discretion, and (d) net cash proceeds from the licensing or sale of Non-Core IP.

“Advance” means a Revolving Advance, an Equipment Advance, or a Term Loan B Advance.

“Book Net Worth” of a Borrower means the aggregate of the common and preferred stockholders’ equity in such Borrower, determined in accordance with GAAP, but excluding (a) the non-cash impact of expensing options, restricted stock or other stock-based compensation under APB 25, SFAS 123, SFAS 123R and/or SFAS 148, and

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) the non-cash impact of income or expense relating to deferred tax assets and liabilities caused by the use of net loss carry-forwards for Heska AG, in each case after December 31, 2004.

“Borrowing Base” for a Borrower means, at any time the lesser of:

(a) the Maximum Line; or

(b) subject to change from time to time in the Lender's sole discretion:

(i) 85% of Eligible Accounts of such Borrower, plus

(ii) the lesser of (A) the sum of (1) Eligible Inventory of such Borrower consisting of raw materials multiplied by the Raw Materials Advance Rate plus (2) 55% of Eligible Inventory of such Borrower consisting of finished goods, or (B) the difference of (1) $4,000,000 less (2) the aggregate amount of Advances made to all Borrowers other than such Borrower in reliance on Eligible Inventory.

“Borrower” means Heska or Diamond, and “Borrowers” means Heska and Diamond.

“Capital Expenditures” for any Borrower for a period means the sum of (a) any expenditure of money for the purchase or construction of assets, or for improvements or additions thereto during such period, which are capitalized on such Borrower’s balance sheet, whether financed or unfinanced, but excluding expenditures to purchase [***].

“Diamond Equipment Note” means the promissory note payable to the order of the Lender in substantially the form of Exhibit B to the Tenth Amendment, and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

“Eligible Equipment” of a Borrower means Equipment owned by such Borrower and designated by the Lender as eligible from time to time in its sole discretion but excluding any Equipment having any of the following characteristics:

(i) Equipment that is subject to any Lien other than in favor of the Lender;

(ii) Equipment that has not been delivered to the Premises;

(iii) Equipment in which the Lender does not hold a first priority security interest;

(iv) Equipment that is obsolete or not currently saleable;

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(v) Equipment that is not covered by standard “all risk” insurance for an amount equal to its forced liquidation value;

(vi) Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to the Lender or any potential purchaser of such Equipment;

(vii) Equipment consisting of computer hardware, software, tooling, or molds;

(viii) Equipment consisting of [***]; and

(ix) Equipment otherwise deemed unacceptable to Lender in its sole discretion.

“Equipment Advance” has the meaning given in Section 2.3.

“Equipment Note” means the Heska Equipment Note or the Diamond Equipment Note.

“Guarantors” shall mean Diamond and any other Person who executes a guaranty of all or any part of the Obligations for the benefit of the Lender.

“Heska Equipment Note” means the promissory note payable to the order of the Lender in substantially the form of Exhibit A to the Tenth Amendment, and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

“Inventory” of a Borrower means all of such Borrower’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located, and including, without limitation, all [***].

“Liquidity” means the sum of Cash (excluding Cash located in accounts outside the United States or owned by any entity not incorporated in the United States) plus Excess Collateral Base less Past Due Payables.

“Maturity Date” means June 30, 2009.

“Net Income” for a Borrower means, for any period, after-tax net income from continuing operations (that is, not including extraordinary items, or gains or losses from unusual items or discontinued operations), in each case for such Borrower for such period, as determined in accordance with GAAP, but excluding (a) the non-cash impact of expensing options, restricted stock or other stock-based compensation under APB 25, SFAS 123, SFAS 123R and/or SFAS 148, and (b) the non-cash impact of income or expense relating to deferred tax assets and liabilities caused by the use of net loss carry-forwards for Heska AG.

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Non-Core IP” means intellectual property (including, without limitation, any patent, trademark, trade name, or copyrighted material) of any Borrower that is unrelated to the Borrowers’ veterinary product sales and the sale of which would not have a material adverse effect on any Borrower.

“Note” means a Revolving Note, an Equipment Note, or the Term Loan B Note, and “Notes” means the Revolving Notes, the Equipment Notes, and the Term Loan B Note.

“Past Due Payables” means accounts payable (other than accounts payable to Affiliates) that are 60 days or more past due; provided, however, that for purposes of calculating “Past Due Payables” as of June 30, 2005, accounts payable to Boule Medical AB shall be excluded from such calculation.

“Prepayment Factor” means three percent (3%) at all times unless one of the following conditions applies: (a) if Heska achieves, on a consolidated basis, Net Income greater than $0 for its fiscal year ending December 31, 2006, “Prepayment Factor” shall mean two percent (2%) from July 1, 2006 through and including June 30, 2007; and (b) if Heska achieves, on a consolidated basis, Net Income greater than $0 for its fiscal year ending December 31, 2007, “Prepayment Factor” shall mean two percent (2%) from July 1, 2007 through and including June 30, 2008; and (c) if Heska achieves, on a consolidated basis, Net Income greater than $0 for its fiscal year ending December 31, 2008, “Prepayment Factor” shall mean one percent (1%) from July 1, 2008 through and including June 30, 2009.

“Real Property Maturity Date” means May 31, 2006; provided, however, that upon notice to the Borrower that the Lender has received a real property evaluation with respect to the Farm Property and the Factory Property, and that such evaluation is acceptable to the Lender in its sole discretion, “Real Property Maturity Date” shall mean June 30, 2009.

“[***]”.

“Revolving Note” means the Heska Revolving Note or the Diamond Revolving Note.

“Tenth Amendment” means the Tenth Amendment to Second Amended and Restated Credit Agreement, dated as of July 26, 2005, by and among the Borrowers and the Lender.

“Term Advances” means the Equipment Advance and the Term Loan B Advances.

               2.       Deletion of Obsolete Definitions. Section 1.1 of the Credit Agreement is further amended by deleting the definitions “Expanded Heska Borrowing Base,” “Limited

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Diamond Borrowing Base,” “Permanent Capital,” “Term Loan A Advance” and “Term Loan A Note.”

               3.       Replacement of “Term Loan A Advance” and “Term Loan A Note” with “Equipment Advance” and “Equipment Note”. Sections 2.12, 2.14, and 6.10(b) are amended by replacing each occurrence of the terms “Term Loan A Advance” and “Term Loan A Note” with “Equipment Advance” and “Equipment Note”, respectively.

               4.       [***] Eligibility. The definition of “Eligible Inventory” found in Section 1.1 of the Credit Agreement is amended by deleting the word “and” from the end of clause (viii), changing the number on clause (ix) to “(x)", and inserting a new clause (ix), which shall read in its entirety as follows:

“(ix) all [***] that has been delivered to, or is in transit to, a customer, and all [***] that is not substantially the same in functionality and quality as other Inventory carried for sale by the Borrower; and”

               5.       Revolving Advances. Section 2.2 of the Credit Agreement is hereby amended by deleting the initial paragraph thereof in its entirety and replacing such initial paragraph with the following:

“The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances (the “Revolving Advances”) to any Borrower from time to time from the date the Inactive Period ends (the “Funding Date”) to the Termination Date, on the terms and subject to the conditions herein set forth. The Lender shall have no obligation to make a Revolving Advance to a Borrower if, after giving effect to such requested Revolving Advance, (a) the sum of the outstanding and unpaid Revolving Advances to such Borrower exceed such Borrower’s Borrowing Base, or (b) the sum of the outstanding and unpaid Revolving Advances would exceed the Aggregate Borrowing Base. Each Borrower’s obligation to pay the Revolving Advances shall be evidenced by such Borrower’s Revolving Note and shall be secured by the Collateral as provided in Article III and the Mortgaged Property as defined in each of the Factory Mortgage and the Farm Mortgage. Within the limits set forth in this Section 2.2, each Borrower may borrow, prepay pursuant to Section 2.12 and reborrow. Each Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.2:”

               6.       Equipment Advances and Payment. Sections 2.3 and 2.4 of the Credit Agreement are amended to read in their entireties as follows:

“Section 2.3 Equipment Advances.

(a) The Lender agrees, subject to the terms and conditions of this Agreement, on the date all of the conditions precedent to the Tenth Amendment have been fulfilled, to make an advance to Diamond in the amount of $2,000,000 and to make an advance to Heska in the amount of $500,000 (each an “Equipment Advance”). Each Borrower’s obligation to pay the Equipment Advances shall be evidenced by such Borrower’s Equipment Note and shall be secured by the

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Collateral as provided in Article III and the Mortgaged Property as defined in each of the Factory Mortgage and the Farm Mortgage.

Section 2.4 Payment of Equipment Note. The outstanding principal balance of each Equipment Note shall be due and payable as follows:

(a) On February 1, 2006, and the first day of each month thereafter, Diamond shall pay monthly installments of $37,037.04; and

(b) On February 1, 2006, and the first day of each month thereafter, Heska shall pay monthly installments of $9,259.26; and

(c) On the Maturity Date, the entire unpaid principal balance of each Equipment Note, and all unpaid interest accrued thereon, shall in any event be due and payable.”

               7.       Payment of Term Loan B Note. Section 2.6(b) of the Credit Agreement is amended to read in its entirety as follows:

“(b) On the Real Property Maturity Date, the entire unpaid principal balance of the Term Loan B Note, and all unpaid interest accrued thereon, shall in any event be due and payable.”

               8.       Spread. Section 2.7 of the Credit Agreement is amended to read in its entirety as follows:

“Section 2.7 Spread. The spread (the “Spread”) means the percentage set forth in the table below opposite the applicable prior-fiscal-year Net Income of the Borrowers, which percentage shall change annually effective as of the first day of the month following the month in which the Borrower delivers to the Lender its audited financial statements for the prior fiscal year; provided, however, that so long as no Default Period then exists, if Heska raises Additional Capital of not less than [***], the “Spread” shall be decreased by 0.75% below the otherwise-applicable rate, effective as of the first day of the month following the month in which such Additional Capital is raised; and provided further that if Heska does not raise at least [***] of Additional Capital on or before January 1, 2006, the “Spread” shall be increased by 0.25% above the otherwise-applicable rate, effective as of January 1, 2006; and provided further that if Heska does not raise at least [***] of Additional Capital on or before July 1, 2006, the “Spread” shall be increased by 0.75% (including, and not in addition to, the 0.25% increase described in the proviso above) above the otherwise-applicable rate, effective as of July 1, 2006; and provided further that in no case shall any decrease in the Spread occur during a Default Period:

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Prior Fiscal Year Net Income Less than $0 Greater than or equal to $0 but less than $2,500,000 Greater than or equal to $2,500,000	Spread 2.75% 1.75% 0.75%”

               9.       Spread. Section 2.8(b) of the Credit Agreement is amended to read in its entirety as follows:

“(b) Equipment Note. Except as set forth in Sections 2.8(e), 2.8(f) and 2.8(g), the outstanding principal balance of the Equipment Note shall bear interest at the Term Floating Rate.”

               10.       Termination and Prepayment Fees. Section 2.13 is amended to read in its entirety as follows:

“Section 2.13 Termination, Line Reduction and Prepayment Fees; Waiver of Termination, Prepayment and Line Reduction Fees.

(a) Termination and Line Reduction Fees. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or Heska reduces the Maximum Line, the Borrowers shall pay the Lender a fee in an amount equal to the Prepayment Factor multiplied by the Maximum Line (or the reduction, as the case may be).

(b) Prepayment Fees. If the Equipment Note is prepaid for any reason except in accordance with Section 2.4, the Borrowers shall pay to the Lender a fee in an amount equal to the Prepayment Factor multiplied by the amount prepaid. If the Term Loan B Note is prepaid for any reason except in accordance with Section 2.6, the Borrowers shall pay to the Lender a fee in an amount equal to one percent (1%) of the amount prepaid.

(c) Waiver of Termination and Line Reduction Fees. The Borrowers will not be required to pay the termination or line reduction fees otherwise due under this Section 2.13 if such termination or line reduction is made (i) because of refinancing of the Borrowers by Wells Fargo Bank, National Association, (ii) within 60 days after any demand for payment upon any Borrower in accordance with Section 2.11, or (iii) within 60 days after any Discretionary Reduction Date.”

               11.       Minimum Capital. Sections 6.12 through 6.16 of the Credit Agreement are hereby amended to read in their entireties as follows:

“Section 6.12 Minimum Capital. Heska will maintain, on a consolidated basis, as of each date listed below, its Capital at an amount not less than the amount set forth opposite such date [***]:

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Date June 30, 2005 July 31, 2005 August 31, 2005 September 30, 2005 October 31, 2005 November 30, 2005 December 31, 2005 January 31, 2006 and the last day of each month thereafter	Minimum Capital [***] [***] [***] [***] [***] [***] [***] [***]

Section 6.13 Minimum Net Income. Heska will achieve, on a consolidated basis, during each period described below. Net Income in an amount not less than the amount set forth opposite such period (amounts in parentheses denote negative numbers):

Period Six months ending June 30, 2005 Nine months ending September 30, 2005 Twelve months ending December 31, 2005	Minimum Net Income [***] [***] [***]

Section 6.14 Minimum Liquidity. Heska will maintain, on a consolidated basis, as of the last day of each month, its Liquidity at an amount not less than $1,500,000.

Section 6.15 Minimum Individual Book Net Worth. Each Borrower shall at all times maintain its Book Net Worth, calculated without regard to any Subsidiary or other Affiliate, as shown on the “Total stockholders’ equity” line for each Borrower in Exhibit D, at an amount greater than $0.

Section 6.16 New Covenants. On or before November 30, 2005, the Borrowers and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, 6.14, and 7.10 for periods after such date. The new covenant levels will be based on (i) the Borrowers’ projections for such periods and (ii) the year to date financial results of Heska, on a consolidated basis, and such new covenant levels shall be no less stringent than the present levels. An Event of Default shall occur if the new covenants are not agreed to by the above date.”

               12.       Contributions. Sections 7.4(a)(iv) and (v) of the Credit Agreement are amended in their entireties to read as follows:

“(iv) unless a Default Period exists or would exist immediately after or as a result of any such loan, advance or capital contribution, loans, advances or capital contributions by Heska to any Subsidiary that is also a Borrower;

(v) unless a Default Period exists or would exist immediately after or as a result of any such advance or contribution, advances or contributions during the fiscal year ending December 31, 2005, by Heska to any Subsidiary that is not a Borrower; provided, however, that (A) both before and after such advance or contribution Heska’s

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tangible Net Worth must equal or exceed $100,000 and (B) all contributions and advances made in reliance on this subsection (v) shall not exceed $700,000 in the aggregate during the fiscal year ending December 31, 2005;”

               13.       Dividends. Section 7.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Section 7.5 Dividends. Such Borrower will not declare or pay any dividends (other than dividends payable solely in stock of such Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; provided, however, that so long as no Default Period then exists or would occur immediately following or as a result of such action, (A) any Borrower that is a Subsidiary of Heska may pay dividends to Heska so long as such Subsidiary’s Tangible Net Worth both before and after such dividend equals or exceeds $100,000; and (B) Heska may repurchase capital stock of Heska held by any employee provided Heska is required to do so pursuant to any employee equity subscription agreement, stock ownership plan or stock option agreement in effect from time to time; and provided further that the aggregate price paid for all such repurchased, redeemed, acquired or retired capital shall not exceed $100,000 during any fiscal year. Notwithstanding the foregoing, the exercise of stock options for the purchase of Heska’s capital stock shall not, by means of any deemed repurchase of shares as a result of a cashless exercise or otherwise, cause a breach of this Section 7.5.”

               14.       Capital Expenditures. Section 7.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 7.10 Capital Expenditures. The Borrowers, together with any Affiliates, will not incur or contract to incur, in the aggregate, Capital Expenditures in the aggregate during any period described below in excess of the amount set forth opposite such period:

Period

Six months ending June 30, 2005
Seven months ending July 31, 2005
Eight months ending August 31, 2005
Nine months ending September 30, 2005
Ten months ending October 31, 2005
Eleven months ending November 30, 2005
Twelve months ending December 31, 2005	Maximum Capital Expenditures [***] [***] [***] [***] [***] [***] [***]”

               15.       Compliance Certificate. Exhibit G to the Credit Agreement is replaced in its entirety by Exhibit C to this Amendment.

               16.       Notice Addresses. In accordance with Section 9.5 of the Credit Agreement, the following shall serve as notice addresses for all purposes for the Borrowers and Lender:

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to the Borrowers:

Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
Telecopier: [***]
Attention: Chief Financial Officer

Diamond Animal Health, Inc.
c/o Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
Telecopier: [***]
Attention: Chief Financial Officer

If to the Lender:

Wells Fargo Business Credit, Inc.
MAC C7300-210
1740 Broadway
Denver, Colorado 80202
Telecopier: [***]
Attention: [***]

               17.       No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

               18.       Waiver of Defaults. The Borrowers are in default of Section 6.5 of the Credit Agreement as a result of Heska’s failure to timely pay franchise taxes to the State of Delaware and of Section 5.1 of the Credit Agreement as a result of Heska’s failure to maintain its corporate good standing with the State of Delaware (collectively, the “Existing Defaults”). Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrowers to any other or further waiver in any similar or other circumstances.

               19.       Consent to Refinancing of Real Property. So long as no Default Period then exists, the Lender consents to the following:

(a) Diamond's grant of a security interest in the Farm Mortgaged Property to secure existing indebtedness payable to Agri Laboratories, Ltd. or new indebtedness for borrowed money of not less than $250,000 nor more than $750,000, in each case on terms acceptable to the Lender in its reasonable discretion, but in no event on terms less favorable to the Borrowers than the terms of the Term Loan B Note. Upon funding of such new indebtedness or the grant of such security interest to Agri Laboratories, Ltd., the Lender will release its security interst in the Farm Mortgaged Property.

(b) Diamond’s incurrence of indebtedness not less than $1,000,000 nor more than $3,000,000, and grant of a security interest in the Factory Mortgaged Property to secure such indebtedness, each in connection with a refinancing of the Term Loan B Note, provided that (a) the proceeds of such indebtedness are sufficient to repay, and in fact are used to repay, the Term Loan B Note in its entirety, with the balance of such proceeds (if any) being deposited in Diamond’s Collateral Account for repayment of Revolving Advances, and (b) the terms of such indebtedness are acceptable to the Lender in its reasonable discretion, but in no event on terms less favorable to the Borrowers than the terms of the Term Loan B Note. In the case of such a refinancing, the Lender agrees that it will release its security interest in the Factory Mortgaged Property upon receipt of the proceeds of such permitted refinancing. This consent shall be effective only in this specific instance and for the specific purpose for which it is given, and this consent shall not entitle the Borrowers to any other or further consent in any similar or other circumstances. All previous consents with respect to refinancing of the Farm Mortgage or the Factory Mortgage are withdrawn and replaced with the consents described in this paragraph 19.

               20.       Conditions Precedent. This Amendment, including the waiver set forth in paragraph 18 and the consents set forth in paragraph 19, shall be effective when the Lender shall have received an executed original hereof, together with the following, each in form and substance acceptable to the Lender in its sole discretion:

(a) The Equipment Notes in the form set forth in Exhibits A and B to this Amendment.

(b) Amendments to the Farm Mortgage and the Factory Mortgage to reflect the Equipment Notes.

(c) Appraisals of the Eligible Equipment.

(d) A Patent and Trademark Security Agreement, properly executed by Diamond.

(e) Evidence that Heska is in good standing with the State of Delaware and has paid all corporate taxes and fees.

(f) A landlord disclaimer for the Borrowers’ office in Loveland, Colorado.

(g) Such other matters as the Lender may require.

               21.       Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a) The Borrowers have all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.

(b) The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

               22.       No Other Waiver. Except as set forth in paragraph 18, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

               23.       Release. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

               24.       Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

               25.       Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION By /s/ JASON NAPOLITANO Jason Napolitano Its Chief Financial Officer WELLS FARGO BUSINESS CREDIT, INC. By /s/ [***] [***], Vice President	DIAMOND ANIMAL HEALTH, INC. By /s/ JASON NAPOLITANO Jason Napolitano Its Chief Financial Officer

Exhibit A to Tenth Amendment

EQUIPMENT NOTE
(Heska)

$500,000	July 26, 2005 Denver, Colorado

          For value received, the undersigned, Heska Corporation, a Delaware corporation, (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of Wells Fargo Business Credit, Inc., a Minnesota corporation (the “Lender”), at its office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Thousand Dollars ($500,000) or the aggregate unpaid principal amount of all Equipment Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender, the Borrower, and Diamond Animal Health, Inc., an Iowa corporation. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

          This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Heska Equipment Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

          The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

HESKA CORPORATION By /s/ JASON NAPOLITANO Jason Napolitano Its Chief Financial Officer

Exhibit B to Tenth Amendment

EQUIPMENT NOTE
(Diamond)

$2,000,000	July 26, 2005 Denver, Colorado

          For value received, the undersigned, Diamond Animal Health, Inc., an Iowa corporation (“Diamond”) and Heska Corporation, a Delaware corporation (collectively, the “Borrower”), hereby promise, jointly and severally, to pay on the Termination Date under the Credit Agreement (defined below), to the order of Wells Fargo Business Credit, Inc., a Minnesota corporation (the “Lender”), at its office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Dollars ($2,000,000) or the aggregate unpaid principal amount of all Equipment Advances made by the Lender to Diamond under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

          This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Diamond Equipment Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

          The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

DIAMOND ANIMAL HEALTH, INC. By /s/ JASON NAPOLITANO Jason Napolitano Its Chief Financial Officer HESKA CORPORATION By /s/ JASON NAPOLITANO Jason Napolitano Its Chief Financial Officer

Exhibit C to Tenth Amendment

Compliance Certificate

To:
                  Wells Fargo Business Credit, Inc.

Date:                                                       , 20

Subject:     Heska Corporation
                   Financial Statements

In accordance with our Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (the “Credit Agreement”), attached are the financial statements of Heska Corporation (“Heska”) as of and for __________, 20___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that, to the best of my knowledge, the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers’ financial condition and the results of its operations as of the date thereof.

                    Events of Default. (Check one):

[ ]	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

[ ]	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

                   I hereby certify to the Lender as follows:

[ ]	The Reporting Date does not mark the end of one of the Borrowers’ fiscal quarters, hence I am completing all paragraphs below except paragraph 4.

[ ]	The Reporting Date marks the end of one of the Borrowers' fiscal quarters, hence I am completing all paragraphs below.

                         Financial Covenants. I further hereby certify as follows:

           1.        Accounts Payable.  Pursuant to Section 6.5 of the Credit Agreement, as of the Reporting Date, Past Due Payables on a consolidated basis was $_________________, which [   ] satisfies [   ] does not satisfy the requirement that the Borrowers have no more than $750,000 in Past Due Payables during the period from May 31, 2005 through September 30, 2005, and no Past Due Payables at all other times.

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

           2.        Spread.  Pursuant to Section 2.7 of the Credit Agreement, as of the Reporting Date, Heska’s prior-fiscal-year Net Income was, on a consolidated basis, $_________________, which determines a base Spread of _____% pursuant to the table below. Heska [   ] has [   ] has not raised at least [***] in Additional Capital as of the Reporting Date, leading to an [   ] increase [   ] decrease from the base Spread of _____%, so that the applicable Spread is equal to _____%.

Prior Fiscal Year Net Income Less than $0 Greater than or equal to $0 but less than $2,500,000 Greater than or equal to $2,500,000	Spread 2.75% 1.75% 0.75%

           3.        Minimum Capital. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, Heska’s Capital was, on a consolidated basis, $_____________, which [   ] satisfies [   ] does not satisfy the requirement that such amount be not less than $________________on the Reporting Date, as set forth in the table below:

Date June 30, 2005 July 31, 2005 August 31, 2005 September 30, 2005 October 31, 2005 November 30, 2005 December 31, 2005 January 31, 2006 and the last day of each month thereafter	Minimum Capital [***] [***] [***] [***] [***] [***] [***] [***]

           4.        Minimum Net Income. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, Heska’s Net Income was, on a consolidated basis, $______________, which [   ] satisfies [   ] does not satisfy the requirement that such amount be no less than $_________________on the Reporting Date, as set forth in the table below:

Period Six months ending June 30, 2005 Nine months ending September 30, 2005 Twelve months ending December 31, 2005	Minimum Net Income [***] [***] [***]

           5.        Minimum Liquidity. Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date, Heska’s Liquidity was, on a consolidated basis, $________________, which [   ] satisfies [   ] does not satisfy the requirement that such amount be no less than $1,500,000 on the Reporting Date.

[***]     – Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

           6.        Minimum Individual Book Net Worth. Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, Heska’s Book Net Worth was $________________ and Diamond’s Book Net Worth was $________________, which [   ] satisfies [   ] does not satisfy the requirement that such amounts be no less than zero on the Reporting Date.

           7.        Maximum Contributions. Pursuant to Section 7.4(a)(v) of the Credit Agreement, as of the Reporting Date, Heska’s fiscal year-to-date aggregate contributions to non-Borrower Subsidiaries was $_______________, which [   ] satisfies [   ] does not satisfy the requirement that such amounts be no more than $700,000 during any fiscal year.

           8.        Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, as of the Reporting Date, Heska’s Capital Expenditures were, in the aggregate and on a consolidated basis, $______________ which [   ] satisfies [   ] does not satisfy the requirement that such amount be not more than $________________during the period ending on the Reporting Date, as set forth in the table below:

Period

Six months ending June 30, 2005
Seven months ending July 31, 2005
Eight months ending August 31, 2005
Nine months ending September 30, 2005
Ten months ending October 31, 2005
Eleven months ending November 30, 2005
Twelve months ending December 31, 2005	Maximum Capital Expenditures [***] [***] [***] [***] [***] [***] [***]

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

HESKA CORPORATION By Its